Exhibit 8.1

Subsidiaries of Greenbrook TMS Inc.

The following is a list of subsidiaries of the Company, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary in reliance on Instruction 8 of the exhibit requirements set forth in Form 20-F.

Name	Where Incorporated	Percentage Ownership
TMS NeuroHealth Centers Inc. *	Delaware, USA	100%
TMS NeuroHealth Centers Services LLC	Delaware, USA	100%
Greenbrook TMS Arlington LLC	Virginia, USA	70%
Greenbrook TMS Austin Central LLC	Texas, USA	80%
Greenbrook TMS Cary LLC	Texas, USA	75%
Greenbrook TMS Chapel Hill LLC	North Carolina, USA	90%
Greenbrook TMS Christiansburg LLC	Virginia, USA	70%
Greenbrook TMS Cleveland LLC	Ohio, USA	Class A Units – 88.24% Class B Units – 85.73%
Greenbrook TMS Connecticut LLC	Connecticut, USA	80%
Greenbrook TMS Easton LLC	Maryland, USA	80%
Greenbrook TMS Fairfax LLC	Virginia, USA	60%
Greenbrook TMS Greensboro LLC	North Carolina, USA	70%
Greenbrook TMS Houston LLC	Texas, USA	80%
Greenbrook TMS Lynchburg LLC	Virginia, USA	70%
Greenbrook TMS Michigan LLC	Michigan USA	Class A Units – 100% Class B Units – 85%
Greenbrook TMS Midlothian LLC	Texas, USA	80%
Greenbrook TMS Mooresville LLC	North Carolina, USA	80%
Greenbrook TMS Newport News, LLC	Virginia, USA	75%
Greenbrook TMS North Detroit LLC	Michigan USA,	90%
Greenbrook TMS North Raleigh LLC	North Carolina, USA	75%
Greenbrook TMS Roanoke LLC	Virginia, USA	70%
Greenbrook TMS St Louis LLC	Missouri, USA	80%
Greenbrook TMS St. Petersburg LLC	Florida, USA	90%
Greenbrook TMS South Carolina LLC	South Carolina, USA	90%
Greenbrook TMS Tampa LLC	Florida, USA	80%
Greenbrook TMS West Hartford LLC	Connecticut, USA	80%
Greenbrook TMS Wilmington LLC	North Carolina, USA	70%
Greenbrook TMS Winston-Salem LLC	North Carolina, USA	80%
TMS NeuroHealth Centers Ashburn, LLC	Virginia, USA	51%
TMS NeuroHealth Centers Charlottesville, LLC	Virginia, USA	65%
TMS NeuroHealth Centers Frederick, LLC	Virginia, USA	75%
TMS NeuroHealth Centers Glen Burnie, LLC	Maryland, USA	70%
TMS NeuroHealth Centers Greenbelt, LLC	Maryland, USA	75%
TMS NeuroHealth Centers Reston, LLC	Virginia, USA	51%
TMS NeuroHealth Centers Richmond, LLC	Virginia, USA	65%
TMS NeuroHealth Centers Virginia Beach, LLC	Virginia, USA	70%
TMS NeuroHealth Centers Woodbridge, LLC	Virginia, USA	70%

* TMS NeuroHealth Centers Inc. is a holding company for a total of 35 wholly-owned subsidiaries of the Registrant, each of which operates one or more TMS treatment centers in the United States (each, a “TMS Center”). The names of the individual TMS Centers have been omitted in reliance on Instruction 8 of the exhibit requirements set forth in Form 20-F.